Exhibit 5.1

November 15, 2013

UniTek Global Services, Inc.

1777 Sentry Parkway West

Gwynedd Hall, Suite 302

Blue Bell, PA 19422

Re:                             UniTek Global Services, Inc. - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as legal counsel to UniTek Global Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of the above-referenced Registration Statement on Form S-1 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the registration for resale by the selling stockholders named in the Registration Statement (the “Selling Stockholders”) of up to 3,791,169 shares (the “Shares”) of the Company’s common stock, $0.00002 par value per share, issuable upon exercise of certain warrants (the “Warrants”) issued to the Selling Stockholders.  This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) the Warrants, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended, (iii) the Amended and Restated Bylaws of the Company and (iv) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.  No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement.  In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP